                             EXHIBIT 21
Subsidiaries of the Registrant

As of February 25, 2025, following please find a list of Revvity, Inc. (the “Ultimate Parent”) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Ultimate Parent or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	Revvity, Inc.	Massachusetts	N/A
2.	2Cure, LLC	California	BioLegend, Inc.
3.	BioLegend CNS, Inc.	California	BioLegend, Inc.
4.	BioLegend, Inc.	California	Revvity, Inc.
5.	BioLegend Ventures, LLC	California	BioLegend, Inc.
6.	Caliper Life Sciences, Inc.	Delaware	Revvity Holdings, Inc.
7.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
8.	Dharmacon, Inc.	Delaware	Revvity Holdings, Inc.
9.	Horizon Discovery, Inc.	Delaware	Revvity Discovery Limited
10.	Oxford Immunotec USA, Inc.	Delaware	Oxford Immunotec Limited
11.	Qognit, Inc.	Delaware	BioLegend, Inc.
12.	Revvity Argentina Holdings, LLC	Delaware	Revvity Holdings, Inc.
13.	Revvity CV Holdings, LLC	Delaware	Revvity Global Holdings S.à r.l.
14.	Revvity Diagnostics Holdings, Inc.	Delaware	Revvity Holdings, Inc.
15.	Revvity Global Diagnostics, Inc.	Delaware	Revvity Holdings, Inc.
16.	Revvity Health Sciences, Inc.	Delaware	Revvity Holdings, Inc.
17.	Revvity PAC, Inc.	Delaware	Revvity, Inc.
18.	Revvity Signals Software, Inc.	Delaware	Revvity Holdings, Inc.
19.	Sage Labs, LLC	Delaware	Dharmacon, Inc.
20.	SonoVol, Inc.	Delaware	Revvity Holdings, Inc.
21.	ViaCord, LLC	Delaware	Revvity Diagnostics Holdings, Inc.
22.	VisEn Medical Inc.	Delaware	Revvity Health Sciences, Inc.
23.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
24.	Omni International, Inc.	Georgia	Revvity Holdings, Inc.
25.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
26.	Immunetics, Inc.	Massachusetts	Oxford Immunotec USA, Inc.
27.	Revvity Gene Delivery, Inc.	Massachusetts	Revvity Holdings, Inc.
28.	Revvity Holdings, Inc.	Massachusetts	Revvity, Inc.
29.	OZ Systems USA, LLC	Nevada	Optimization Zorn Corporation
30.	EUROIMMUN US, Inc.	New Jersey	Revvity Diagnostics Holdings, Inc.
31.	EUROIMMUN US Real Estate LLC	New Jersey	EUROIMMUN US, Inc.
32.	Revvity Omics, Inc.	Pennsylvania	Revvity Diagnostics Holdings, Inc.
33.	Bioo Scientific Corporation	Texas	Revvity Holdings, Inc.
34.	Optimization Zorn Corporation	Texas	Revvity Diagnostics Holdings, Inc.
35.	Revvity Automotive Research, Inc.	Texas	Revvity Holdings, Inc.
36.	Revvity Pty. Ltd.	Australia	Revvity Holdings, Inc.
37.	Horizon Genomics GmbH	Austria	Horizon Discovery Group Ltd.
38.	Revvity VertriebsgmbH	Austria	Wellesley B.V.
39.	Immunodiagnostic Systems SA	Belgium	Immunodiagnostic Systems Holdings Limited
40.	Revvity BV	Belgium	Revvity International Holdings [1]
41.	EUROIMMUN Brasil Medicina Diagnostica Ltda.	Brazil	EUROIMMUN Medizinische Labordiagnostika AG [2]
42.	IDS Brasil Diagnósticos Ltda.	Brazil	Immunodiagnostic Systems Limited (99%) [3]
43.	Revvity do Brasil Ltda.	Brazil	Revvity Holdings, Inc.[4]
44.	EUROIMMUN Medical Diagnostics Canada Inc.	Canada	EUROIMMUN Medizinische Labordiagnostika AG
45.	Revvity Health Sciences Canada, Inc.	Canada	Revvity International Holdings
46.	Beijing OUMENG Biotechnology Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
47.	BioLegend China (Beijing) Ltd.	China	BioLegend, Inc.
48.	BioLegend (Shenzhen) Ltd.	China	BioLegend China (Beijing) Ltd.
49.	EUROIMMUN (Hangzhou) Medical Laboratory Diagnostics Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
50.	EUROIMMUN Medical Diagnostics (China) Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
51.	EUROIMMUN (Tianjin) Medical Diagnostic Technology Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
52.	Guangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
53.	Hangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
54.	Oxford Immunotec (Shanghai) Medical Device Co. Ltd.	China	Oxford Immunotec Asia Ltd.
55.	Revvity Biomed (Shanghai) Co., Ltd.	China	Revvity IVD Pte Ltd.
56.	Revvity Medical Laboratory (Suzhou) Co., Ltd.	China	Suzhou Sym-Bio Lifescience Co., Ltd. (70%) [5]
57.	Revvity (Shanghai) Private Equity Fund Management Co., Ltd.	China	Revvity Singapore Pte Ltd.
58.	Shanghai Haoyuan Biotech Co., Ltd.	China	Revvity Holding Luxembourg S.à r.l.
59.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	Revvity Biomed (Shanghai) Co., Ltd. (75%) [6]
60.	Ya Ying Mian (Shanghai) Private Equity Fund, L.P.	China	Revvity Singapore Pte Ltd. (98%) [7]
61.	Revvity Danmark A/S	Denmark	Wallac Oy
62.	Revvity Finland Oy	Finland	Wallac Oy
63.	Revvity Oy	Finland	Revvity (UK) Holdings Ltd.
64.	Suomen Bioanalytiikka Oy	Finland	Immunodiagnostic Systems Limited
65.	Wallac Oy	Finland	Revvity Oy
66.	Wallac Holdings Oy	Finland	Revvity Global Diagnostics, Inc.
67.	Bio Evolution SAS	France	EUROIMMUN France SAS
68.	BioLegend France SAS	France	BioLegend, Inc.
69.	Cisbio Bioassays SAS	France	Revvity SAS
70.	EUROIMMUN France SAS	France	EUROIMMUN Medizinische Labordiagnostika AG
71.	ImmunoDiagnostic Systems France SAS	France	Immunodiagnostic Systems Holdings Limited
72.	Revvity SAS	France	Revvity Nederland B.V.
73.	BioLegend GmbH	Germany	BioLegend, Inc.
74.	Boulder Diagnostics Europe GmbH	Germany	Oxford Immunotec Limited
75.	EUROIMMUN Medizinische Labordiagnostika AG	Germany	Revvity Germany Diagnostics GmbH
76.	Immunodiagnostic Systems Deutschland GmbH	Germany	Immunodiagnostic Systems Limited
77.	Revvity Cellular Technologies GmbH	Germany	Revvity (Germany) GmbH
78.	Revvity chemagen Technologie GmbH	Germany	Revvity Cellular Technologies GmbH
79.	Revvity Gene Delivery GmbH	Germany	Revvity Germany Diagnostics GmbH
80.	Revvity Germany Diagnostics GmbH	Germany	Revvity Global Diagnostics, Inc.
81.	Revvity (Germany) GmbH	Germany	Revvity Germany Diagnostics GmbH
82.	Cisbio Asia Pacific Ltd.	Hong Kong	Cisbio Bioassays SAS
83.	Oxford Immunotec Asia Ltd.	Hong Kong	Oxford Immunotec Limited
84.	Revvity (Hong Kong) Ltd.	Hong Kong	Revvity Holdings, Inc.
85.	Biosense Technologies Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd. [8]
86.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd. [9]
87.	Prisms India Private Ltd.	India	Revvity Healthcare (India) Pvt Ltd. (97%) [10]
88.	Revvity Healthcare (India) Pvt Ltd.	India	Revvity Singapore Pte Ltd. [11]
89.	Revvity Health Sciences Pvt Ltd.	India	Revvity IVD Pte Ltd. (91%) [12]
90.	Tulip Diagnostics Pvt Ltd.	India	Revvity Holding Luxembourg S.à r.l. (99%) [13]
91.	PT Tulip Diagnostics Indonesia	Indonesia	Tulip Diagnostics Pvt Ltd. [14]
92.	Oxford Immunotec (Ireland) Limited	Ireland	Oxford Immunotec Limited
93.	Revvity (Ireland) Ltd.	Ireland	Wellesley B.V.
94.	DIA.Metra S.R.L.	Italy	Immunodiagnostic Systems Limited
95.	EUROIMMUN Italia Diagnostica Medica S.r.l.	Italy	EUROIMMUN Medizinische Labordiagnostika AG
96.	Revvity Italia SpA	Italy	Wellesley B.V.
97.	BioLegend Japan, KK	Japan	BioLegend, Inc.
98.	EUROIMMUN Japan Co. Ltd.	Japan	EUROIMMUN Medizinische Labordiagnostika AG
99.	Horizon Discovery KK	Japan	Horizon Discovery Group Ltd.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
100.	Oxford Immunotec KK	Japan	Oxford Immunotec Limited
101.	Revvity Japan Co. Ltd.	Japan	Revvity International Holdings (97%) [15]
102.	Revvity Korea, Ltd.	Korea	Revvity Holdings, Inc.
103.	Revvity Global Holdings S.à r.l.	Luxembourg	Revvity Holdings, Inc.
104.	Revvity Holding Luxembourg S.à r.l.	Luxembourg	Revvity Global Holdings S.à r.l.
105.	Inochem S.A. de C. V.	Mexico	Revvity de Mexico, S.A. [16]
106.	Revvity de Mexico, S.A.	Mexico	Revvity Holdings, Inc. [17]
107.	BioLegend Europe B.V.	Netherlands	BioLegend, Inc.
108.	Revvity Health Sciences B.V.	Netherlands	Revvity International Holdings
109.	Revvity Nederland B.V.	Netherlands	Wellesley B.V.
110.	Wellesley B.V.	Netherlands	Revvity Holdings, Inc.
111.	Revvity Norge AS	Norway	Wallac Oy
112.	Revvity Philippines, Inc.	Philippines	Revvity Holdings, Inc.
113.	EUROIMMUN Polska Sp. z o.o.	Poland	EUROIMMUN Medizinische Labordiagnostika AG
114.	Revvity Polska Sp. z o.o.	Poland	Wellesley B.V.
115.	EUROIMMUN Portugal, Unipessoal Lda.	Portugal	EUROIMMUN Medizinische Labordiagnostika AG
116.	EUROIMMUN (South East Asia) Pte Ltd.	Singapore	EUROIMMUN Medizinische Labordiagnostika AG
117.	Revvity Holdings Singapore Pte Ltd.	Singapore	Revvity Holdings, Inc.
118.	Revvity IVD Pte Ltd.	Singapore	Wallac Oy
119.	Revvity Life Sciences Singapore Pte. Ltd	Singapore	Revvity Holdings Singapore Pte Ltd.
120.	Revvity Singapore Pte Ltd.	Singapore	Revvity Holdings, Inc.
121.	Singapore Biosciences Pte Ltd.	Singapore	Tulip Diagnostics Pvt Ltd.
122.	EUROIMMUN Medical Laboratory Diagnostics South Africa (Pty) Ltd.	South Africa	EUROIMMUN Medizinische Labordiagnostika AG
123.	EUROIMMUN Diagnostics España, S.L.	Spain	EUROIMMUN Medizinische Labordiagnostika AG
124.	Integromics, S.L.	Spain	Revvity España, S.L.
125.	Revvity España, S.L.	Spain	Wellesley B.V.
126.	Revvity Omics Sweden AB	Sweden	Revvity Holding Luxembourg S.à r.l.
127.	Revvity Sverige AB	Sweden	Wallac Oy
128.	Vanadis Diagnostics AB	Sweden	Revvity Omics Sweden AB
129.	EUROIMMUN Schweiz AG	Switzerland	EUROIMMUN Medizinische Labordiagnostika AG
130.	Revvity (Schweiz) AG	Switzerland	Wellesley B.V.
131.	BioLegend Taiwan, Ltd.	Taiwan	BioLegend, Inc.
132.	Revvity Ltd.	Thailand	Revvity, Inc. [18]
133.	EUROIMMUN Turkey Tibbi Laboratuar Teşhisleri A.Ş.	Turkey	EUROIMMUN Medizinische Labordiagnostika AG [19]
134.	Revvity Health Sciences FZ-LLC	United Arab Emirates	Revvity Holding Luxembourg S.à r.l.
135.	BioLegend UK, Ltd.	United Kingdom	BioLegend, Inc.
136.	EUROIMMUN UK Ltd.	United Kingdom	EUROIMMUN Medizinische Labordiagnostika AG
137.	Horizon Diagnostics Limited	United Kingdom	Revvity Discovery Limited
138.	Horizon Discovery Biosciences Limited	United Kingdom	Revvity Discovery Limited
139.	Horizon Discovery Group Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.
140.	Immunodiagnostic Systems Holdings Limited	United Kingdom	Revvity (UK) Holdings Ltd.
141.	Immunodiagnostic Systems Limited	United Kingdom	Immunodiagnostic Systems Holdings Limited
142.	Oxford Diagnostic Laboratories (UK) Limited	United Kingdom	Oxford Immunotec Limited
143.	Oxford Immunotec Global Limited	United Kingdom	Revvity (UK) Holdings Ltd.
144.	Oxford Immunotec Limited	United Kingdom	Oxford Immunotec Global Limited
145.	Revvity Discovery Limited	United Kingdom	Horizon Discovery Group Ltd.
146.	Revvity International Holdings	United Kingdom	Revvity Health Sciences, Inc.
147.	Revvity Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.
148.	Revvity (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
149.	Revvity (UK) Ltd.	United Kingdom	Revvity (UK) Holdings Ltd.
150.	Synthetx Limited	United Kingdom	Revvity Discovery Limited

_______________________________

[1] Revvity, Inc. owns a de minimus share.
[2 ] Revvity Holdings, Inc. owns a de minimus share.
[3] Immunodiagnostic Systems Holdings Limited owns a de minimus share.
[4] Revvity Health Sciences, Inc. owns a de minimus share.
[5] Shanghai Sai Ke Si Medical Technology L.P. owns 30%.
[6] Wallac Oy owns 25%.
[7] Revvity (Shanghai) Private Equity Fund Management Co., Ltd. owns 2%.
[8] Individual shareholder owns a de minimus share.
[9] Individual shareholder owns 1%.
[10] Individual shareholder owns a de minimus share.
[11] Wellesley B.V. owns a de minimus share.
[12] Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.
[13] Individual shareholder owns a de minimus share.
[14] Individual shareholder owns a de minimus share.
[15] Wallac Oy owns 3%.
[16] EUROIMMUN Medizinische Labordiagnostika AG owns 1%.
[17] Revvity, Inc. owns a de minimus share.
[18] Revvity Holdings, Inc. and Revvity Health Sciences, Inc. each own a de minimus share.
[19] Individual shareholders own de minimus shares.